                                                                    EXHIBIT 99.2

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
                                DECEMBER 31, 2002


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF
THE PARTNERSHIP AGREEMENT (UNAUDITED)

     1. Statement of Cash Available for Distribution for the:

                                                     Year Ended      Three Months Ended
                                                  December 31, 2002  December 31, 2002
                                                  -----------------  -----------------
Net income                                         $     2,731,000    $      (110,000)
Add:   Depreciation                                        380,000             99,000
       Amortization                                         10,000              3,000
       Cash from reserves                                     --              428,000
       Equity in loss of Local Limited Partnership         210,000            106,000
Less:  Cash to reserves                                 (2,726,000)              --
                                                   ---------------    ---------------

Cash Available for Distribution                    $       605,000    $       526,000
                                                   ===============    ===============

Distributions allocated to General Partners        $         5,000    $         1,000
                                                   ===============    ===============

Distributions allocated to Limited Partners        $       600,000    $       525,000
                                                   ===============    ===============

     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2002:

   Entity Receiving
    Compensation                        Form of Compensation                    Amount
    ------------                        --------------------                    ------
General Partners               Interest in Cash Available for Distribution      $1,000

WFC Realty Co., Inc.           Interest in Cash Available for Distribution        $100
(Initial Limited Partner)

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